                                                                     EXHIBIT 4.6

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A NOMINEE OF THE DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE TO THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     THIS NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, (II) EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
     2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE MANITOWOC COMPANY, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                          THE MANITOWOC COMPANY, INC.

                   10 1/2 % Senior Subordinated Note due 2012

                                                      $________ Principal Amount


CUSIP No. ___________


No. __


          THE MANITOWOC COMPANY, INC., a Wisconsin corporation (the "COMPANY", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of $___________ on August 1, 2012.

          Interest Payment Dates: February 1 and August 1, commencing February 1, 2003.

          Regular Record Dates: January 15 and July 15.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually by its duly authorized signatories.

                                        THE MANITOWOC COMPANY, INC.


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                    (Trustee's Certificate of Authentication)

          This is one of the 10 1/2 % Senior Subordinated Notes due 2012 described in the within-mentioned Indenture.

Date: _______, 2002

                                        BNY MIDWEST TRUST COMPANY, as Trustee


                                        By:
                                            -----------------------------------
                                            Authorized Signatory

                             {REVERSE SIDE OF NOTE}

                           THE MANITOWOC COMPANY, INC.

                   10 1/2 % Senior Subordinated Note due 2012

1.   PRINCIPAL AND INTEREST.

          The Company shall pay the principal of this Note on August 1, 2012.

          The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

          Interest will be paid semi-annually in arrears on each Interest Payment Date, commencing February 1, 2003. Interest on this Note will accrue from the latest date to which interest has been paid on the Notes or, if no interest has been paid, the Issue Date; PROVIDED, HOWEVER, that any accrued and unpaid interest on the Initial Notes (as defined in the Indenture) for which this Notes was exchanged shall be deemed to have accrued with respect to, and shall be paid with respect to, this Note. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is the then applicable interest rate borne by the Notes.

2.   METHOD OF PAYMENT.

          The Company shall pay interest on the principal amount of the Notes on each February 1 and August 1 to the persons who are Holders of the relevant Notes on the January 15 or July 15, as the case may be, immediately preceding such Interest Payment Date (as reflected in the Register at the close of business on the Regular Record Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date. The Company shall make payments of principal on the Notes to Holders that surrender Notes to the Paying Agent.

          If a Holder has given wire transfer instructions to the Paying Agent at least 15 days prior to any payment, the Company shall make all principal, premium and interest payments on the Notes owned by such Holder in accordance with those instructions. All other payments on the Notes shall be made by check mailed to the Holders at their address set forth in the register of Holders, or in the case of the final payment of principal and interest, if any, on any Note, upon presentation and surrender of such Note at the office of the Paying Agent. All payments on the Notes will be made in Dollars.

3.   PAYING AGENT AND REGISTRAR.

          Initially, the Company has appointed the corporate trust office of the Trustee located at the address set forth in Section 13.02 of the Indenture as Paying Agent.

4.   INDENTURE; LIMITATIONS.

          The Company issued the Notes under an Indenture dated as of August 8, 2002 (the "INDENTURE"), among the Company, the Guarantors named therein and BNY Midwest Trust Company, as trustee (the "TRUSTEE"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. This Note is one of a duly authorized issue of Notes of the Company designated as its 10 1/2 % Senior Subordinated Notes due 2012 (the "UNRESTRICTED NOTES"). The Unrestricted Notes are initially being issued in the aggregate principal amount of $_________. The Company shall be entitled to issue Additional Notes pursuant to
Section 2.14 of the Indenture (the "ADDITIONAL NOTES"). The Notes include the Initial Notes and the Unrestricted Notes. The Initial Notes, the Additional Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. This is one of the Notes referred to in the Indenture. The Notes are unsecured.

5.   REDEMPTION.

          OPTIONAL REDEMPTION. Except as described below, the Notes are not redeemable before August 1, 2007. Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 1 of the years set forth below:

     Year                                                   Percentage
     ----                                                   ----------
     2007.................................................    105.250%
     2008.................................................    103.500%
     2009.................................................    101.750%
     2010 and thereafter..................................    100.000%

          In addition, the Company must pay accrued and unpaid interest on the Notes redeemed.

          OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. At any time, or from time to time, on or prior to August 1, 2005, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the principal amount of the Notes (including any Additional Notes) outstanding under the Indenture at a redemption price of 110.500% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED that:

          (1) at least 65% of the principal amount of Notes (including any Additional Notes) outstanding under the Indenture remains outstanding immediately after any such redemption; and

          (2) the Company makes such redemption not more than 90 days after the consummation of any such Public Equity Offering.

          "PUBLIC EQUITY OFFERING" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

          In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

          (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or,

          (2) on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate.

          No Notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of a Public Equity Offering, the Trustee will select the Notes only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to the Depositary's procedures, if any).

          Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its last address as it appears in the Register. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption so long as the Company has deposited with the Paying Agent funds in satisfaction of the Redemption Price pursuant to the terms of the Indenture, unless the Company defaults in the payment of the Redemption Price. The Trustee may select for redemption portions of the principal amount of the Notes that have denominations equal to $1,000 integral multiples thereof in accordance with
Section 3.03 of the Indenture.

6.   REPURCHASE UPON CHANGE IN CONTROL.

          Upon the occurrence of a Change of Control, each Holder shall have the right, subject to the terms and conditions set forth in the Indenture, to require the Company to repurchase its Notes in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "CHANGE OF CONTROL PAYMENT").

          A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Register and to the Trustee. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

          (1)   that the Change of Control Offer is being made pursuant to
     Section 4.11 of the Indenture and that all Notes tendered will be accepted for payment;

          (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than the Change of Control Payment Date);

          (3) that any Note not tendered will continue to accrue interest if interest is then accruing;

          (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

          (7) the circumstances and relevant facts regarding such Change of Control.

7.   SUBORDINATION.

          The Notes are subordinated to Senior Debt of the Company. To the extent provided in the Indenture, Senior Debt of the Company must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

8.   DENOMINATIONS; TRANSFER; EXCHANGE.

          The Notes are in registered form without coupons in denominations of $1,000 principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

9.   PERSONS DEEMED OWNERS.

          A Holder shall be treated as the owner of a Note for all purposes.

10.  UNCLAIMED MONEY.

          If money deposited with the Trustee or any Paying Agent for the payment of principal, premium (if any) or interest remains unclaimed for two years, the Trustee and each such Paying Agent shall pay such money back to the Company upon written request of the Company. Following such repayment to the Company, Holders of the Notes entitled to such payment must look to the Company for such payment unless applicable abandoned property law designates another Person and all liability of the Trustee and such Paying Agent shall cease. Other than as set forth in this paragraph, the Indenture does not provide for any prescription period for the payment of principal, premium (if any) and interest on the Notes.

11.  DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

          If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of and accrued interest on the Notes to redemption or maturity, the Company and the Guarantors will be discharged from the Indenture, the Notes and the Guarantees except in certain circumstances set forth in the Indenture.

12.  LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

          The Company and each Guarantor may be discharged from their obligations under the Indenture, the Notes and the Guarantees except for certain provisions thereof, and the Company may be discharged from its obligations to comply with certain covenants contained therein, in each case upon satisfaction of certain conditions specified in the Indenture.

13.  AMENDMENT; SUPPLEMENT; WAIVER.

          Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency. Certain modifications will require the consent of each Holder affected thereby.

14.  RESTRICTIVE COVENANTS.

          The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to incur additional Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, engage in transactions with Affiliates and, in the case of the Company and the Guarantors, to merge, consolidate or transfer substantially all of its assets.

15.  SUCCESSOR PERSONS.

          When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

16.  DEFAULTS AND REMEDIES.

          If an Event of Default (other than an Event of Default specified in clause (a)(6) or (a)(7) of Section 6.01 of the Indenture that occurs with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding under the Indenture by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued interest, if any, on all Notes to be due and payable. If an Event of Default specified in clause (a)(6) or (a)(7) of Section 6.01 occurs and is continuing with respect to the Company, such amount with respect to all the Notes shall, IPSO FACTO, become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture, the Notes or the Guarantees. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

17.  TRUSTEE DEALINGS WITH COMPANY.

          Subject to the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18.  NO RECOURSE AGAINST OTHERS.

          No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or the Guarantees, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in the Indenture, in any of the Notes or the Guarantees, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee, management board member, supervisory board member or controlling person, as such, of the Company, the Guarantors or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise.

19.  AUTHENTICATION.

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

20.  ABBREVIATIONS.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to The Manitowoc Company, Inc., 500 South 16th Street, Manitowoc, Wisconsin 54220.

21.  CHOICE OF LAW.

          The laws of the State of New York shall govern the Indenture and this Note without regard to conflicts of laws principles thereof.

                                ASSIGNMENT FORM

I or we assign and transfer this Note to

---------------------------------------------------------------------------

---------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

---------------------------------------------------------------------------
(Insert Company Registration, Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ___________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                             Signed:
      --------------------                ---------------------------------
                                                (Sign exactly as name appears on
                                                the other side of this Note)


Signature Guarantee:
                    -------------------------------------------------------
                            Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to
Section 4.10 or Section 4.11 of the Indenture, check the box:   [     ]

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, state the amount (in principal amount): $_________.

Date:
      --------------------

Your Signature:

--------------------------------------------------------------------------------
       (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
                     ------------------------------

                                   SCHEDULE A
                          SCHEDULE OF PRINCIPAL AMOUNT
                     OF INDEBTEDNESS EVIDENCED BY THIS NOTE

          The initial principal amount of indebtedness evidenced by this Note shall be $___________. The following decreases/increases in the principal amount of indebtedness evidenced by this Note have been made:

                                                                     Total Principal
                                                                     Amount of
                        Decrease in            Increase in           Indebtedness
                        Principal Amount       Principal Amount      Evidenced              Notation Made
Date of                 of Indebtedness        of Indebtedness       Following Such         by or on Behalf of
Decrease/Increase       Evidenced              Evidenced             Decrease/Increase      Trustee
-----------------       ----------------       -----------------     -----------------      ------------------
